UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12

TechTeam Global, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TechTeam Global, Inc., a Delaware corporation (“TechTeam Global” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) with respect to the solicitation of proxies from its stockholders in connection with a Special Meeting of Stockholders and at any and all adjournments, postponements or reschedulings thereof (the “Special Meeting”) to be held to approve and adopt a Stock Purchase Agreement, dated as of June 3, 2010 (the “Stock Purchase Agreement”), by and among TechTeam Global, Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs Engineering”), and Jacobs Technology Inc., a Tennessee corporation and a wholly owned subsidiary of Jacobs Engineering (“Jacobs Technology” and, together with Jacobs Engineering, the “Jacobs Parties”), pursuant to which Jacobs Technology would acquire 100% of the shares of capital stock (such sale, including without limitation such other transactions as are contemplated by the Stock Purchase Agreement, collectively, the “Transaction”) of TechTeam Government Solutions, Inc., a Virginia corporation and a wholly-owned subsidiary of TechTeam Global (“TTGSI”), which is the government solutions subsidiary of TechTeam Global. TechTeam Global has not yet filed a preliminary proxy statement with the SEC in connection with its solicitation of proxies to be used at the Special Meeting.

Press Release of Jacobs Engineering

On June 4, 2010, Jacobs Engineering issued a press release announcing that it had signed the Stock Purchase Agreement with respect to the Transaction.  A copy of this press release is attached hereto as Exhibit 1 and is incorporated by reference herein. Any description contained herein of the contents of this press release is qualified in its entirety by reference to the text thereof attached hereto.

Important Information

TechTeam Global plans to file with the SEC a proxy statement and other relevant materials in connection with the proposed sale of TTGSI.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF TTGSI OR THE TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY TECHTEAM GLOBAL WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SALE OF TTGSI AND THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement, including all exhibits thereto, and other documents filed with the SEC by TechTeam Global through the web site maintained by the SEC at http://www.sec.gov.

In addition, investors and security holders will be able to obtain, without charge, a copy of the proxy statement, and all exhibits thereto, from TechTeam Global by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan, 48033; or by calling 1-248-357-2866; or by visiting TechTeam Global’s Web site at http://www.techteam.com/investors.

TechTeam Global, Jacobs Engineering, and their respective directors and executive officers, and certain other employees of TechTeam Global and Jacobs Engineering, may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of TTGSI, the Transaction and the other matters to be brought at the special meeting of TechTeam Global stockholders to which the proxy statement will relate. Information regarding TechTeam Global’s directors and executive officers and their ownership of TechTeam Global’s shares is contained in TechTeam Global’s annual report on Form 10-K for the year ended December 31, 2009 and its proxy statement for TechTeam Global’s 2010 Annual Meeting of Stockholders which was filed with the SEC on April 30, 2010, and is supplemented by other public filings made, and to be made, with the SEC.  Information regarding the directors and executive officers of Jacobs Engineering Group Inc. is contained in the annual report of Jacobs Engineering Group Inc. on Form 10-K for the year ended October 2, 2009, which was filed with the SEC on November 20, 2009, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2009. TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Jacobs Engineering Group Inc. and their respective directors and executive officers with respect to the proposed sale of TTGSI by reading the proxy statement and other filings referred to above. A more complete description will be available in the proxy statement to be filed in connection with the proposed sale of TTGSI.  TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Jacobs Engineering and their respective directors and executive officers with respect to the proposed sale of TTGSI by reading the proxy statement and other filings referred to above.

Exhibit 1

Jacobs Engineering Group Inc. Press Release Issued June 4, 2010

Jacobs Announces Definitive Agreement to Acquire TechTeam
Government Solutions, Inc.

Strategic Acquisition Expands Position in Government IT Services

PASADENA, Calif., June 4 /PRNewswire-FirstCall/ -- Jacobs Engineering Group Inc. (NYSE:JEC) announced today that it has signed a definitive agreement to acquire TechTeam Government Solutions, Inc.(TTGSI), a wholly owned subsidiary of TechTeam Global, Inc.

TTGSI is a 500-person information technology (IT) solutions company that provides support to federal, state and local government agencies, including the United States Department of Homeland Security, U.S. Army and U.S. Army Corps of Engineers. The firm's core competencies include systems integration, enterprise application integration, ERP implementation support, IT infrastructure support, network operations management, and call center operations.

The acquisition is subject to customary closing conditions, including approval by the stockholders of TechTeam Global, Inc., and is expected to close by late summer.  Under the terms of the definitive acquisition agreement, Jacobs will acquire 100 percent of the stock in TTGSI for $59.0 million in cash, subject to certain adjustments set forth in the definitive agreement.

In making the announcement, TTGSI President David Kriegman stated, "Jacobs is an industry leader with a strong business model. Their world-class processes and tools will enable our team to compete more broadly and effectively and enhance our offerings for our clients."

Jacobs President and Chief Executive Officer Craig Martin said, "TTGSI brings new customers and capabilities to our growing government IT services business, and enhances our IT capabilities and services for our clients around the globe. This acquisition allows us to drive greater growth in our business."

Jacobs is one of the world's largest and most diverse providers of technical, professional and construction services.

Any statements made in this release that are not based on historical fact are forward-looking statements.  Although such statements are based on management's current estimates and expectations, and currently available competitive, financial and economic data, forward-looking statements are inherently uncertain.  We, therefore, caution the reader that there are a variety of factors that could cause business conditions and results to differ materially from what is contained in our forward-looking statements.  For a description of some of the factors which may occur that could cause actual results to differ from our forward-looking statements, please refer to our 2009 Form 10-K, and in particular, the discussions contained under Items 1 - Business, 1A - Risk Factors, 3 - Legal Proceedings, and 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations.  We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.

TechTeam Global, Inc. plans to file a proxy statement and other relevant documents concerning the proposed sale of TTGSI with the Securities and Exchange Commission ("SEC").

STOCKHOLDERS OF TECHTEAM GLOBAL, INC. ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain free copies of the proxy statement, including all exhibits thereto, and other documents filed with the SEC by TechTeam Global, Inc. through the web site maintained by the SEC at http://www.sec.gov.

In addition, investors and security holders can obtain, without charge, a copy of the proxy statement, and all exhibits thereto, from TechTeam Global, Inc. by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan, 48033; or by calling 1-248-357-2866; or by visiting TechTeam Global Inc.'s Web site at http://www.techteam.com/investors.

Jacobs Engineering Group Inc., TechTeam Global, Inc., and their respective directors and executive officers, and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of TechTeam Global, Inc. in favor of the proposed sale of TTGSI.  Information regarding the directors and executive officers of TechTeam Global, Inc. and their ownership of TechTeam Global shares is contained in the annual report on Form 10-K of TechTeam Global, Inc. for the year ended December 31, 2009, which was filed with the SEC on March 30, 2010, and its proxy statement for its 2010 Annual Meeting of Stockholders which was filed with the SEC on April 30, 2010. Information regarding the directors and executive officers of Jacobs Engineering Group Inc. is contained in the annual report of Jacobs Engineering Group, Inc. on Form 10-K for the year ended October 2, 2009, which was filed with the SEC on November 20, 2009, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2009. TechTeam Global, Inc. investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Inc., Jacobs Engineering Group Inc. and their respective directors and executive officers with respect to the proposed sale of TTGSI by reading the proxy statement and other filings referred to above.

For additional information contact:
John W. Prosser, Jr.
Executive Vice President, Finance and Administration
626.578.6803